EXHIBIT 8.1

June 4, 2002

ActionPoint, Inc.
1299 Parkmoor Avenue
San Jose, CA 95126

Ladies and Gentlemen:

We have acted as counsel to ActionPoint, Inc., a Delaware corporation ("Parent"), in connection with the preparation and execution of the Agreement and Plan of Merger and Reorganization dated as of March 4, 2002 (such agreement, including any exhibits and schedules thereto, and as amended by that certain Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated as of April 16, 2002, the "Merger Agreement"), by and among Parent, Condor Merger Corp., a California corporation and wholly owned subsidiary of Parent ("Merger Sub") and Captiva Software Corporation ("Company"). The Merger and certain proposed transactions incident thereto are described in the Registration Statement (as defined in the Merger Agreement), which includes the Prospectus/Proxy Statement of Parent and the Company. Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Merger Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

You have requested our opinion regarding certain federal income tax consequences of the Merger. In connection with rendering this opinion, we have made and relied upon (without any independent investigation) the assumptions that:

1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness of such documents;

2. All statements, representations and warranties made or agreed to by Parent, Merger Sub and Company, and their respective managements, employees, officers, directors and stockholders, in the Merger Agreement, in the representation letters dated on even date herewith received from Parent, Merger Sub and Company (the "Tax Representation Letters"), and in other documents related to Parent, Merger Sub and Company and relied upon by us to support the opinion contained herein are, in each case, true and accurate. Any such representation or statement made "to the knowledge of" or otherwise similarly qualified is correct without such qualification and all such statements and representations, whether or not qualified, will remain true through the Effective Time. In addition, as to all matters in which a person or entity making such a representation has represented that such person or entity either is a party to, does not have, or is not aware of any plan, intention, understanding or agreement to take an action, there is in fact no plan, intention, understanding or agreement and such action will not be taken;

3. All covenants contained in the Merger Agreement (including any exhibits thereto) or in the Tax Representation Letters are performed without waiver or breach of any material provision thereof;

4. The Merger will be consummated pursuant to the Agreement and will be effective under the laws of the state of California;

5. There will not be without any waiver, breach or amendment of any material provisions of the Merger Agreement;

6. No Company stockholder has guaranteed or will guarantee any Company indebtedness outstanding during the period immediately prior to the Merger, and at all relevant times, including as of the Effective Time, (i) no outstanding indebtedness of Parent, Merger Sub or Company has or will represent equity for tax purposes, (ii) no outstanding equity of Parent, Merger Sub or Company has or will represent indebtedness for tax purposes and (iii) no outstanding security, instrument, agreement or arrangement that provides for, contains, or represents either a right to acquire Company stock or to share in the appreciation thereof constitutes or will constitute "stock" for purposes of the Code;

7. After the Merger, Company will hold "substantially all" of its and Merger Sub's properties within the meaning of Section 368(a)(2)(E)(i) of the Code and the regulations promulgated thereunder and will continue its historic business or use a significant portion of its historic assets in a business;

8. The stockholders of Company do not, and will not on or before the Effective Time of the Merger, have an existing plan or intent to dispose of an amount of Parent Shares to be received in the Merger (or to dispose of Company Shares in anticipation of the Merger) such that the stockholders of Company will not receive and retain a meaningful continuing equity ownership in Parent that is sufficient to satisfy the continuity of interest requirement as specified in Treas. Reg. 1.368-1(b) and as interpreted in certain Internal Revenue Service rulings and federal judicial decisions;

9. To the extent any expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treas. Reg. 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be within the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187; any expenses paid on behalf of Company stockholders will not exceed one percent (1%) of the total consideration that will be issued in the Merger to Company stockholders in exchange for their shares of Company stock;

10. Parent, Merger Sub and Company will report the Merger on their respective U.S. federal income tax returns in a manner consistent with the opinion set forth below; and

11. Representations made by Parent, Merger Sub and Company in the Tax Representation Letters will be true and accurate;

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that (a) for federal income tax purposes, the Merger will be treated as a reorganization qualifying under the provisions of Section 368(a) of the Code, and (b) the discussion contained in the Registration Statement under the caption "The Merger - Material United States Federal Income Tax Considerations," subject to the assumptions, exceptions, limitations and qualifications described therein, insofar as it relates to statements of law and legal conclusions, sets forth the material United States Federal income tax consequences applicable to the Company's stockholders in the Merger.

Because this opinion is being delivered prior to the Closing Time, it must be considered prospective and dependent on future events. In addition, this opinion is subject to the exceptions, limitations and qualifications set forth below:

1. This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

2. This opinion addresses only the matters described above, and does not address any other Federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger).

3. No opinion is expressed as to any transaction other than the Merger as described in the Agreement or to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement are not consummated in accordance with the terms of the Agreement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

4. This opinion is rendered only to you and is solely for your benefit in connection with filing the Registration Statement with the Securities and Exchange Commission. This opinion may not be relied upon for any other purpose or by any other person or entity, and may not be furnished to, quoted to or by or relied upon by any other person or entity, without our prior written consent. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "The Merger - Material United States Federal Income Tax Consequences" in the Proxy Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended.

Very truly yours,

/s/ GUNDERSON DETTMER STOUGH VILLENUEVE FRANKLIN & HACHIGIAN, LLP

GUNDERSON DETTMER STOUGH VILLENUEVE FRANKLIN & HACHIGIAN, LLP